UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 24, 2009

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                     Results of Operations and Financial Condition.

On February 26, 2009, DPL Inc. (the “Company”) issued a press release announcing its earnings for fiscal year 2008, and revising its earnings guidance for 2009.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01                     Regulation FD Disclosure.

On February 27, 2009, at 9:00 a.m. Eastern Time, the Company is scheduled to hold a webcast conference call to review its earnings press release issued on February 26, 2009.  A copy of the presentation slides to be used during the webcast conference call on February 27, 2009, is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01                     Other Events.

On February 24, 2009, the Company issued a press release announcing that its principal subsidiary, The Dayton Power and Light Company (“DP&L”), has entered into a settlement agreement with the staff of the Public Utilities Commission of Ohio (“PUCO”) and various intervening parties with respect to DP&L’s electric security plan that was filed with the PUCO in October 2008 in compliance with Ohio’s new energy law.  The settlement is subject to approval by the PUCO.  A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01                     Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1	Press Release of DPL Inc., dated February 26, 2009.

99.2	Presentation slides to be used during webcast conference call on February 27, 2009.

99.3	Press Release of DPL Inc., dated February 24, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: February 26, 2009
/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President, General
Counsel and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of DPL Inc., dated February 26, 2009.	E

99.2	Presentation slides to be used during webcast conference call on February 27, 2009.	E

99.3	Press Release of DPL Inc., dated February 24, 2009.	E